Exhibit 1.2

HSBC HOLDINGS PLC

(a public limited company incorporated under the laws

of England and Wales)

Contingent Capital Securities

UNDERWRITING AGREEMENT – STANDARD PROVISIONS

Dated: [            ]

HSBC HOLDINGS PLC

(a public limited company incorporated under the laws

of England and Wales)

Contingent Capital Securities

UNDERWRITING AGREEMENT

THIS AGREEMENT is made on [            ]

[Name of Representative(s)]

Gentlemen and Ladies:

HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell from time to time contingent capital securities (the “Securities”) which may be convertible in accordance with the terms thereof into the ordinary shares of the Company (the “Conversion Securities”), or written down, in one or more offerings on terms determined at the time of sale and set forth in a terms agreement (the “Terms Agreement”), substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine. The time and date of the execution of the Terms Agreement entered into in connection with the offering of any Securities is hereinafter referred to as the “Execution Time.”

The Securities are to be issued under a contingent capital securities indenture (the “Contingent Capital Securities Indenture”) entered into, among others, by the Company and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as heretofore amended and supplemented and as the same may be amended or supplemented from time to time. The Securities may have varying designations, authorized denominations, maturities, rates or methods of calculation of interest, if any, and terms for payment thereof, if any, exchange, conversion, write-down, redemption or prepayment terms, if any, and other specific terms as set forth in the applicable Terms Agreement relating thereto.

The Securities to be issued and sold as specified in the applicable Terms Agreement shall be referred to herein as the “Offered Securities.” As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firm or firms specified as Underwriter or Underwriters in the applicable Terms Agreement relating to the Offered Securities and the term “you” shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as specified in the applicable Terms Agreement.

The Offered Securities will be represented by one or more global securities in registered form. The Offered Securities and the Conversion Securities are more fully described in the Prospectus referred to below. References to an issue, offer or sale of any Securities hereunder shall include such issue, offer or sale in the form of interests in registered global notes.

Whenever the Company determines to make an offering of Offered Securities, the Company will enter into a Terms Agreement providing for the sale of the Offered Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Offered Securities shall specify the names of the Underwriters participating in such offering (subject to substitution as provided in Section 14 hereof), the number of Offered Securities which each such Underwriter severally and not jointly agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the “Option Securities”). As used herein, the term “Offered Securities” shall include the Option Securities, if any. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter participating in the offering of such Offered Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. [    ])and related base prospectus for the registration of the Securities in accordance with the provisions of the 1933 Act (defined below).

Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the 1934 Act on or before the Effective Date or the issue date of the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

The terms that follow, when used in this Agreement, shall have the meanings indicated:

“1933 Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1939 Act” shall mean the United States Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1940 Act” shall mean the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Disclosure Package” shall mean (i) the Prospectus, as amended and supplemented, (ii) any Preliminary Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I to the pertinent Terms Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Final Prospectus” shall mean the Prospectus and the Final Prospectus Supplement.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Offered Securities that was first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Prospectus.

“Final Term Sheet” shall mean a final term sheet that is prepared by the Company and filed with the Commission pursuant to Section 3(b) hereof containing solely a description of the Offered Securities, in a form approved by the Representatives.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the 1933 Act.

“Group” shall mean HSBC Holdings plc and its subsidiary undertakings.

“Initial Sale Time” shall mean 17:00 (Eastern time) on the date of the execution of the relevant Terms Agreement or as otherwise specified therein.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the 1933 Act.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Prospectus.

“Prospectus” shall mean the prospectus contained in the Registration Statement at the Execution Time.

“Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto shall have been filed, shall mean such registration statement as so amended.

SECTION 1. Representations and Warranties. The Company represents and warrants to you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the Execution Time (in each case, the “Representative Date”), as follows (in addition to any certificate signed by any officer of the Company or any subsidiary and delivered to you or to counsel for the Underwriters pursuant to the terms hereof, which shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby):

(a) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the 1933 Act and (D) at the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (ii) (A) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Offered Securities and (B) as of the Execution Time, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the 1933 Act. The Company agrees to pay the required SEC filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(b) The Registration Statement, at the Execution Time, had become effective and meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) under the 1933 Act and at the Closing Time and any Date of Delivery, the Final Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act; the documents incorporated by reference in the Final Prospectus Supplement (and any supplement thereto), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable; on the Effective Date, at the Execution Time and at the Closing Time and any Date of Delivery, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and at the Closing Time and any Date of Delivery, the Contingent Capital Securities Indenture, including any amendments thereto, did or will comply in all material respects with the applicable requirements of the 1939 Act; and, on the Effective Date, on the date of any filing pursuant to Rule 424(b) under the 1933 Act and at the Closing Time and any Date of Delivery, the Final Prospectus Supplement (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in, or omitted from, the Registration Statement or the Final Prospectus Supplement (or any supplement thereto) in reliance upon, and in conformity with, information furnished in writing to the Company by an Underwriter through you expressly for use therein.

(d) As of the Initial Sale Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, the Disclosure Package based upon, and in conformity with, written information furnished to the Company by an Underwriter through you expressly for use therein.

(e) No Issuer Free Writing Prospectus (including any Final Term Sheet) includes any information that conflicts with the information contained in the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in, or omissions from, the Disclosure Package based upon, and in conformity with, written information furnished to the Company by an Underwriter through you expressly for use therein.

(f) This Agreement has been duly authorized, executed and delivered by the Company. Upon execution and delivery of the applicable Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered by the Company.

(g) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards, applied, except as described in the Registration Statement, on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data and selected statistical information, if any, included in the Prospectus present fairly the information shown therein and, except as otherwise set forth in the Prospectus, have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(h) The Company has been duly registered and is validly existing as a public limited company under the laws of England and Wales with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Final Prospectus Supplement.

(i) Except to the extent that it would not have a material adverse effect on the Group, (a) each of the Company’s subsidiaries has been duly organized and is validly existing as a corporation under the laws of its country of incorporation; (b) all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and fully paid or partly paid and, if partly paid, not in default; (c) the Company owns, directly or through its subsidiaries, the shares of capital stock held by it in each of the subsidiaries as set forth in the Final Prospectus Supplement, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity; and (d) none of the outstanding shares of capital stock of any subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary.

(j) The Company had, at the date indicated, the duly allotted and issued share capital as set forth in the condensed consolidated statement of changes in shareholders’ equity included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement; all of the issued share capital of the Company has been duly and validly allotted and issued and is fully paid and non-assessable; and the Securities and the Conversion Securities conform to the descriptions thereof contained in the Registration Statement and the Offered Securities will conform to the descriptions thereof in the Final Prospectus Supplement and such descriptions conform to the rights set forth in the instruments defining the same.

(k) Since the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus Supplement, except as otherwise stated therein or contemplated thereby, there has not been (i) any material adverse change in or affecting the financial condition, earnings or general affairs of the Company and its subsidiaries (considered as one enterprise) or (ii) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, in each case that is material to the Company and its subsidiaries (considered as one enterprise) in the context of the issue of the Offered Securities.

(l) Other than as set forth or contemplated in the Final Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the aggregate, are material to the Company and its subsidiaries (considered as one enterprise) in the context of the issue of the Offered Securities; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Offered Securities. The Company authorizes the Underwriters, in connection with the offering of Offered Securities, to act as stabilizing managers (“Stabilizing Managers”). The Company has not issued nor will issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Offered Securities. The Company authorizes the Underwriters to make such public disclosure of information relating to stabilization of the Offered Securities as is required by applicable law, regulation and guidance.

(n) No registration of the Company under the 1940 Act is required in connection with the issue and sale in the United States of the Offered Securities.

(o) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act); such disclosure controls and procedures and internal control over financial reporting are effective.

(p) The Contingent Capital Securities Indenture and each supplement thereto, if any, to the date hereof and the supplement thereto or board resolution setting forth the terms of such Offered Securities (as so supplemented by such supplement or supplements and/or board resolution, being herein referred to as the “Designated Indenture”), have been duly authorized by the Company. The Designated Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Contingent Capital Securities Indenture) by the Company, the Trustee and the other parties thereto, will constitute a valid, binding and enforceable obligation of the Company assuming due authorization thereof by the Trustee and any other parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(q) The Offered Securities shall, on the date of the applicable Terms Agreement, be duly authorized and, when such Offered Securities are executed, authenticated and delivered in the manner provided for in the Designated Indenture and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) To the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the Company has taken all necessary action to approve and authorize the issue of the Conversion Securities upon conversion of the Offered Securities, and, when issued upon the conversion of the Offered Securities in accordance with the terms of the Designated Indenture, shall be duly and validly authorized, issued and fully paid and will not be subject to calls for further funds or preemptive rights.

(s) Other than as described or set forth in the Disclosure Package or the Registration Statement, on the basis of applicable United Kingdom law and published practice followed by Her Majesty’s Revenue & Customs (“HMRC”), no stamp duty, capital duty, registration or other issue or documentary taxes are payable under United Kingdom law on (A) the creation, issue or delivery by the Company of the Offered Securities, (B) the execution and the delivery of this Agreement or any applicable Terms Agreement or, assuming all of the following transactions take place within a clearance service that has not made an election under Section 97A of the United Kingdom Finance Act 1986 that is applicable to the Offered Securities, the purchase, sale and delivery by the Underwriters of the Offered Securities or the consummation of the transactions contemplated hereby or (C) to the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the creation, issue or delivery by the Company of the Conversion Securities.

(t) All payments to be made by the Company under this Agreement and, except as otherwise disclosed in the Disclosure Package, all interest, principal, premium, if any, additional amounts, if any, and other payments to be made on or under the Offered Securities may, under the current laws and regulations of the United Kingdom, be freely transferred out of the United Kingdom (or any authority or political subdivision therein having power to tax), and all such payments on the Offered Securities will not be subject to withholding or deduction for or on account of any taxes under the current laws and regulations of the United Kingdom and are otherwise lawfully payable free and clear of any other tax, withholding or deduction in the United Kingdom and without the necessity of obtaining any governmental authorization in the United Kingdom, except as otherwise disclosed in the Disclosure Package.

(u) The execution and delivery of this Agreement, the applicable Terms Agreement and the Designated Indenture by the Company, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, the Designated Indenture and the Offered Securities have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Memorandum and Articles of Association of the Company (the “Articles of Association”), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, charge or security interest upon any property or assets of the Company or any subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of the properties of any of them (except, in each such case, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition or general affairs of the Company and its subsidiaries (considered as one enterprise)).

(v) No authorization, approval, consent or license of any government, governmental instrumentality, authority or court is required for the issue and sale of the Offered Securities or the consummation of the other transactions contemplated by this Agreement, the applicable Terms Agreement or the Designated Indenture except (i) the registration of the Offered Securities under the 1933 Act and the 1934 Act and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(w) There are no contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(x) Other than as described or set forth in the Disclosure Package or the Registration Statement, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or Affiliate (as such term is defined in Rule 501(b) under the 1933 Act, each an “Affiliate”) of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, in any manner that would result in a violation of such U.S. sanctions by any person participating in the offering, whether as issuer, underwriter, advisor, investor, or otherwise, other than to the extent that such representation would conflict with (i) Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union), or (ii) Council Regulation (EC) No 2271/96 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

(y) Other than as described or set forth in the Disclosure Package or the Registration Statement, except to the extent that it would not have a material adverse effect on the Group, the operations of the Group are conducted in material compliance with all applicable anti-money laundering laws, regulations and rules and guidelines issued, administered or enforced by any applicable governmental agency, and the Group has instituted and maintains policies and procedures reasonably designed to promote and achieve continued material compliance therewith.

(z) (i) Other than as described or set forth in the Disclosure Package or the Registration Statement, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or, Affiliate of the Company, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, is in violation of the United Kingdom Bribery Act 2010 or the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or is in material violation of any other applicable anti-bribery law; and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, continued compliance therewith.

(aa) To the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the Company is in compliance with the relevant listing rules of the U.K. Financial Conduct Authority the (“FCA”) and the rules of the London Stock Exchange in relation to its ordinary shares.

(bb) Based on its audited financial statements and relevant market data, the Company does not believe it is, for its most recently completed taxable year, a “passive foreign investment company” (“PFIC”) (as defined in Section 1297 of the Code). Based on the Company’s audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not expect to be classified as a PFIC for its current taxable year.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) The several commitments of the Underwriters to purchase Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b) In addition, the Company may grant in any Terms Agreement an option to the Underwriters named in such Terms Agreement to purchase up to the amount of Option Securities specified in such Terms Agreement, upon the terms and conditions referred to in paragraph (a) of this Section 2. The option granted by any Terms Agreement must be exercised within the period specified in such Terms Agreement, and may be exercised in whole or in part (but not more than once) only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Offered Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the “Date of Delivery”) shall be determined by you after consultation with the Company but shall not be later than seven full Business Days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to only a portion of the Option Securities, the Company will sell such portion of the Option Securities to the Underwriters. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions. The term “Business Day” shall mean any day on which banks in both (i) New York, New York and (ii) London, England are not required or authorized by law to close.

(c) Payment of the purchase price for and underwriting commission in connection with any Offered Securities to be purchased by the Underwriters shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP in London or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M., New York City time, on the fifth Business Day (unless, in either case, postponed pursuant to Section 13 hereof) following the date of the applicable Terms Agreement, or such other time as you and the Company shall determine (each such date and time of payment and delivery being herein referred to as a “Closing Time”). In addition, in the event that the Company has granted an option to purchase Option Securities, payment of the purchase price for and underwriting commission in connection with, any Option Securities purchased pursuant to such option by the Underwriters shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP set forth above or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or wire transfer in such funds as specified in the applicable Terms Agreement, payable to the order of the Company.

(d) Unless otherwise specified in the applicable Terms Agreement, payment for the Offered Securities shall be made against delivery at the Closing Time (or on the Date of Delivery, in the event that the Company grants to the Underwriters the option described in Section 2(b) hereof to purchase any or all of the Option Securities, the Underwriters exercise such option and the Date of Delivery is later than the Closing Time) of the Offered Securities to the Underwriters. It is understood and agreed by the parties hereto that no delivery of Offered Securities to be purchased and sold hereunder at a Closing Time (or on a Date of Delivery) shall be effective until and unless payment therefor has been made pursuant to Section 2(c) hereof and the Company shall have furnished or caused to be furnished to you at such Closing Time (or Date of Delivery) certificates and other evidence reasonably satisfactory to you of the execution of a book-entry transfer of such Offered Securities through the facilities of The Depository Trust Company in favor of the Underwriters.

SECTION 3. Certain Covenants of the Company. The Company covenants with you and with each Underwriter as follows:

(a) If reasonably requested by you in connection with each offering of the Offered Securities, the Company will prepare a Preliminary Prospectus Supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of each Terms Agreement, the Company will prepare a Final Prospectus Supplement containing such information concerning the Offered Securities as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of such Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

(b) The Company will prepare an Issuer Free Writing Prospectus in accordance with this Section in the form of a Final Term Sheet (attached to the applicable Terms Agreement as Schedule 1 thereto) with respect to the Offered Securities and will file such Final Term Sheet with the Commission pursuant to Rule 433 under the 1933 Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Underwriters object in their reasonable judgment.

(c) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions in the United States as you may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act (including, at the option of the Company, Rule 158 under the 1933 Act).

(e) Between the date of the applicable Terms Agreement and the Closing Time with respect to the Offered Securities, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any securities of the Company which are substantially similar to the Offered Securities, other than as set forth in such Terms Agreement.

(f) To the extent specified in the Terms Agreement, the Company will use its best efforts to effect the authorization of the Offered Securities for listing on the listing exchange specified in the applicable Final Term Sheet as soon as reasonably practicable.

(g) The Company also covenants with you and with each Underwriter as follows:

(i) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or counsel for the Underwriters shall reasonably object; provided, however that if the Underwriters have made a good faith objection to the filing of any such amendment or supplement and the Company reasonably believes such filing is required by applicable law or regulation, the Company shall be permitted to make such filing.

(ii) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus, whether filed before or after the Registration Statement became effective, and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits).

(iii) The Company will comply to the best of its ability with the 1933 Act, the 1934 Act and the 1939 Act so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the applicable Terms Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(g)(i), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(iv) The Company will, while the completion of the distribution of any Offered Securities is pending, notify each of you promptly, and confirm the notice in writing, of (a) the effectiveness of any amendment to the Registration Statement, (b) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (d) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (e) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

SECTION 3A. Acknowledgements relating to EEA and UK financial institution resolution.

(a) Notwithstanding any other term of the Underwriting Agreement, the Terms Agreement or any other agreements, arrangements, or understandings between the Company and each Underwriter, each party to the Underwriting Agreement or the Terms Agreement acknowledges and accepts that a BRRD Liability arising under the Underwriting Agreement or the Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a party under the Underwriting Agreement or the Terms Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion of the BRRD Liability into shares, other securities or other obligations of a party or another person (and the issue to or conferral on the other party or parties of such shares, securities or obligations),;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of the amounts due, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2) the variation of the terms of the Underwriting Agreement or the Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For these purposes, the “Bail-in Powers” is (A) with respect to a party incorporated in any member state of the European Economic Area, any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with the applicable Bail-in Legislation, pursuant to which: (i) any obligation of a party can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period) and (ii) any right in a contract governing an obligation of the party may be deemed to have been exercised or (B) with respect to a party incorporated in the United Kingdom, the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability. “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a party. “BRRD Liability” means a liability in respect of which Bail-in Powers may be exercised. “Bail-in Legislation” means, in relation to any member state of the European Economic Area which has implemented, or which at any time implements, the Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. “UK Bail-in Legislation” means, Part I of the UK Banking Act 2009, as amended, and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

(b) Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to the Underwriting Agreement or the Terms Agreement (any such party being an “Affected Party”), each other party to the Underwriting Agreement or the Terms Agreement agrees that it shall only be entitled to exercise any termination right under the Underwriting Agreement or the Terms Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if the Underwriting Agreement or the Terms Agreement were governed by the laws of any part of the United Kingdom. For the purpose of this Section 3(j): “resolution measure” means a “crisis prevention measure,” “crisis management measure” or “recognised third-country resolution action,” each with the meaning given in the PRA Rulebook: CRR Firms and Non- Authorised Persons: Stay in Resolution Instrument 2015, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that “crisis prevention measure” shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking,” “group,” “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

SECTION 4. Covenant of the Underwriters.

(a) Each Underwriter, severally and not jointly, represents and covenants with the Company that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Company, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the 1933 Act. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an Issuer Free Writing Prospectus and (ii) (A) contains only (1) information describing the preliminary terms of the Offered Securities or their offering or (2) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(b) or (B) consists of any Bloomberg or other electronic communications providing certain ratings of the Offered Securities or relating to marketing, administrative or procedural matters in connection with the offering of the Offered Securities.

(b) Each Underwriter, severally and not jointly, represents and covenants with the Company that it has not and will not solicit offers to purchase, offer to sell, or sell the Offered Securities in violation of the restrictions described under “Underwriting (Conflicts of Interest)—Selling Restrictions—European Economic Area” and “Underwriting (Conflicts of Interest)—Selling Restrictions—United Kingdom” in the Final Prospectus Supplement.

SECTION 4A. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Underwriter that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this Section 4A:

(1) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §

1841(k).

(2) “Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(3) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(4) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 5. MiFID II Acknowledgment. Solely for the purposes of the requirements of Article 9(8) of the MiFID product governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, (i) each of the Underwriters who deem themselves to be a MiFID manufacturer (each a “Manufacturer” and together, the “Manufacturers”) acknowledges to each other relevant Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Prospectus Supplement in connection with the Securities and (ii) the Company and any Underwriter who does not deem itself to be a Manufacturer (as applicable) note the application of the Product Governance Rules and acknowledge any relevant target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information as may be set out in the Final Prospectus.

SECTION 5A. UK MiFIR Acknowledgement. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, (i) each of the Underwriters who deem themselves to be a UK MiFIR manufacturer (each a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledges to each other relevant UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Prospectus Supplement in connection with the Securities and (ii) the Company and any Underwriter who does not deem itself to be a UK MiFIR Manufacturer (as applicable) note the application of the UK MiFIR Product Governance Rules and acknowledge any relevant target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information as may be set out in the Final Prospectus.

SECTION 6. Gross-up Payments. Subject to the immediately following sentence, the Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied by or on behalf of the United Kingdom (or any authority or political subdivision therein having power to tax), unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the Underwriters will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such Underwriter receives by reason of such deduction or withholding. The Company shall not pay any such additional amounts to the extent that such taxes, levies, imposts, duties, charges or other deductions or withholdings were imposed due to (i) an Underwriter having any present or former connection with the United Kingdom other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement rights hereunder, (ii) the failure of an Underwriter, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes, levies, imposts, duties, charges or other deductions or withholdings, or (iii) (a) Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (a); or (c) any agreement pursuant to the implementation of clauses (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

SECTION 7. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Disclosure Package and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of this Agreement (including any applicable Terms Agreement), the Designated Indenture and the Offered Securities, (c) the delivery of the Offered Securities to the Underwriters, including any transfer taxes payable upon the sale of the Securities to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 3(c) and any filing for review of the offering with the Financial Industry Regulatory Authority, (f) the costs and charges of any transfer agent, paying agent or registrar, (g) the fees of rating agencies, (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Securities, (i) all expenses and listing fees in connection with the listing of the Offered Securities on any listing exchange specified in the Final Term Sheet, (j) all expenses and taxes for which the Company may at any time be liable, including, without limitation, any stamp duty, capital, withholding, transfer or other tax, incident to the issue and delivery of the Offered Securities to the Underwriters and the sale and delivery of the Offered Securities by the Underwriters to the initial purchasers thereof (provided that such sale and delivery by the Underwriters takes place outside the United Kingdom) and (k) up to the amount agreed by the Company as reimbursement for the out-of-pocket expenses (except for the fees and disbursements of counsel for the Underwriters, for which the Underwriters will be responsible to bear the costs), incurred by the Underwriters in connection with the transactions contemplated hereby, payable to you, for the account of the Underwriters.

If a Terms Agreement is terminated by you in accordance with the provisions of Section 8, 13(a)(i) or 15, the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

SECTION 8. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Offered Securities pursuant to any Terms Agreement (including any Option Securities as to which the option described in Section 2 has been granted by the Terms Agreement and exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein and in certificates of the Company’s officers delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and obligations hereunder and to the following further conditions:

(a) At the applicable Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) At the applicable Closing Time you shall have received a signed opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Company, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The Company has been duly incorporated as a public limited company under the law of England and Wales and is not in liquidation and has the requisite corporate power to enter into and perform its obligations under the Underwriting Agreement, the Terms Agreement, the Designated Indenture and the registered global securities (together, the “Transaction Documents”).

(ii) The Underwriting Agreement, the Terms Agreement and the Designated Indenture have been duly authorized, executed and delivered by the Company and the registered global securities have been duly authorized, issued and executed by the Company.

(iii) Once the registered global securities are authenticated and delivered in the manner provided for in the Designated Indenture, the obligations governed by the law of England and Wales assumed by the Company under the Designated Indenture (and the corresponding provisions in the registered global securities) constitute valid, binding and enforceable obligations of the Company, subject to all limitations resulting from the laws of bankruptcy, administration, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, suretyship or similar laws of general application affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) To the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the Conversion Securities have been duly authorized and will be validly allotted, issued, fully paid and non-assessable; and the Conversion Securities are not subject to the preemptive rights of any shareholder of the Company under the Articles of Association and the UK Companies Act 2006.

(v) To the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the statements set forth under the heading “Description of Ordinary Shares” in the Prospectus, insofar as such statements purport to summarize certain provisions of the ordinary shares of the Company, provide a fair summary of such provisions.

(vi) The statements relating to the subordination of the Offered Securities set forth under the heading “Description of the Securities” in the Disclosure Package and the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions relating to the subordination of the Offered Securities, provide a fair summary of such provisions.

(vii) The statements with respect to matters of United Kingdom tax law and published HMRC practice set out under the heading “Taxation” in (i) the Preliminary Prospectus Supplement, considered together with the Final Term Sheet, and (ii) the Final Prospectus Supplement, insofar as such statements constitute a summary of certain tax laws of the United Kingdom and certain published HMRC practice referred to therein, fairly summarize such laws and practice as at the Closing Time subject to the assumptions and reservations stated therein.

(viii) Under the law of England and Wales and its practice as currently applied, the choice of the law of the State of New York or the law of England and Wales (as the case may be) to govern each of the relevant provisions of the Transaction Documents, and the construction and interpretation thereof as between the parties thereto is a valid and effective choice of law under the law of England and Wales provided it was freely made. Such choice of law will be recognized and upheld by the English courts and in any action to enforce any of the Transaction Documents brought before the English courts having jurisdiction in the matter, the English courts will apply the law of the State of New York or the law of England and Wales (as the case may be). The English courts have the discretion not to apply the law of the State of New York if and so far as its application would lead to results contrary to fundamental principles of public policy. In addition, the English courts are entitled to apply the laws of England and Wales whose application is mandatory and which cannot be derogated from by contract.

(ix) The Underwriters can seek to enforce by proceedings in the English courts their rights against the Company under the Terms Agreement (which incorporates the terms of this Agreement) (save as mentioned below) and such access will not be subject to any conditions that are not applicable to residents of the United Kingdom, a British Citizen or a company incorporated in any part of the United Kingdom; but (A) an English court may in certain circumstances stay an action where it is of the opinion that, without injustice to the plaintiff, an action in another forum would be more convenient, and (B) an English court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs (including fees of counsel).

(x) No consent, approval, authorization, order, license, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required by the Company for the valid authorization, issue, sale and delivery of the Offered Securities or, to the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the Conversion Securities as of the Closing Time, in the manner contemplated in the Final Prospectus Supplement and the Transaction Documents or the execution or delivery of the Transaction Documents or to effect interest and all other payments (including on redemption) in United States dollars on the Offered Securities to be made in the manner contemplated by the Transaction Documents except as have been obtained or made in the manner contemplated by Final Prospectus Supplement and the Transaction Documents and remain in effect.

(xi) Except as disclosed in the Disclosure Package, Final Prospectus Supplement or the Registration Statement on the basis of United Kingdom law and published practice followed by HMRC at the Closing Time, no United Kingdom stamp duty or stamp duty reserve tax is payable in connection with (A) the issue or delivery by the Company of the Offered Securities to the Underwriters pursuant to the Terms Agreement, (B) the offering of the Offered Securities by the Underwriters pursuant to the Terms Agreement, (C) the execution and, where appropriate, the delivery of the Transaction Documents or, assuming all of the following transactions take place within a clearance service that has not made an election under Section 97A of the United Kingdom Finance Act 1986 that is applicable to the Offered Securities, the purchase and sale by the Underwriters of the Offered Securities or (D) to the extent the Offered Securities are convertible into Conversion Securities, as specified in the applicable Terms Agreement, the issue or delivery by the Company of the Conversion Securities.

(xii) Except as disclosed in the Disclosure Package, Final Prospectus Supplement or the Registration Statement, on the basis of United Kingdom law and published practice followed by HMRC at the Closing Time, no United Kingdom tax is required to be deducted or withheld from any payment of interest by the Company to persons that qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the United Kingdom for UK tax purposes at any material time provided that the Offered Securities are and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the United Kingdom Income Tax Act 2007 and carry a right to interest.

(xiii) The execution and delivery of the Underwriting Agreement, Terms Agreement and Designated Indenture, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in the Underwriting Agreement, Terms Agreement and Designated Indenture and in the Final Prospectus Supplement and compliance by the Company with the terms of the Underwriting Agreement, Terms Agreement, Designated Indenture and the Offered Securities, do not and will not result in any violation of the Articles of Association.

(xiv) Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) contains a prohibition on the communication in the course of business by any person other than an authorized person under FSMA of an invitation or an inducement to engage in investment activity, subject to certain exceptions. Contravention of this prohibition in connection with offering or sale of any Offered Securities could involve, inter alia, certain agreements relating to the offering or sale of such Offered Securities being unenforceable. Communications by the Company will not be subject to such prohibition if the requirements of Articles 12, 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or any other relevant Article (or, where permitted, combination of the relevant Articles) of the Order are complied with. However, counsel need not express any opinion with respect to the compliance or otherwise by any of the Underwriters with the Financial Promotion Rules made under section 137R of the FSMA.

The opinion of such counsel may state that their opinion is limited only to matters of English law. In rendering such opinion, such counsel may rely on such qualifications and assumptions as are customary and (without limitation) (A) rely as to matters of fact upon certificates of directors or officers of the Company and certificates of public officials, (B) assume that any document referred to in their opinion and executed by the Company has been duly authorized, executed and delivered pursuant to the laws of the State of New York and of the United States and that the obligations of the Company constitute legal, valid and binding obligations under the laws of the State of New York and of the United States and (C) rely as to matters governed by the laws of the State of New York and of the United States upon the opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP rendered pursuant to Section 8(c) hereof.

(c) At the applicable Closing Time you shall have received a signed opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The Designated Indenture has been duly executed and delivered by the Company under the law of the State of New York and qualified under the 1939 Act and, assuming due authorization, execution and delivery by the Trustee, is a valid, binding and enforceable agreement of the Company, subject as to enforcement by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (but need not express any opinion with respect to the validity, binding effect or enforceability of any provisions of the Designated Indenture governed by the law of England and Wales).

(ii) The registered global securities are valid, binding and enforceable obligations of the Company, entitled to the benefits of the Designated Indenture (but need not express an opinion with respect to the validity, binding effect or enforceability of any provisions of the Designated Indenture and the corresponding provisions in the registered global securities governed by the law of England and Wales).

(iii) The Terms Agreement (which incorporates the terms of this Agreement) has been duly executed and delivered by the Company under the law of the State of New York.

(iv) The statements set forth under the heading “Taxation” in the Preliminary Prospectus Supplement considered together with the Final Term Sheet and in the Final Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the matters referred to therein.

(v) The issuance and sale of the Offered Securities to the Underwriters pursuant to the Terms Agreement (which incorporates the terms of this Agreement) do not, and the performance by the Company of its obligations in the Terms Agreement, the Designated Indenture and the registered global securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been or will be obtained or effected under the 1933 Act, the 1934 Act and the 1939 Act (but need not express any opinion relating to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in such counsel’s experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but need not express any opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

(vi) The conditions to the authentication of the registered global securities in the Designated Indenture have been complied with.

(vii) Under the law of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 19 of this Agreement, has (a) validly and irrevocably submitted to the jurisdiction of any United States or state court located in the City of New York, and (b) validly appointed HSBC North America Holdings Inc. as its initial authorized agent for the purposes described in Section 19 of this Agreement.

(viii) No registration of the Company under the 1940 Act is required for the offer and sale of the Offered Securities by the Company in the manner contemplated by the Terms Agreement and the Final Prospectus Supplement.

(ix) The statements set forth under the headings “Description of the Securities” and “Description of Contingent Capital Securities” in the Preliminary Prospectus Supplement considered together with the Final Term Sheet, and the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Offered Securities or the Designated Indenture, provide a fair summary of such provisions (but need not express any opinion with respect to statements describing any provisions of the Designated Indenture governed by the law of England and Wales).

In giving their opinion, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters governed by the laws of the United Kingdom upon the opinions rendered pursuant to Section 8(b) hereof, as well as on such qualifications and assumptions as are customary.

Cleary Gottlieb Steen & Hamilton LLP shall additionally state that,

(i) The Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, and Exhibit 25 thereto, at the time it became effective, as to which such counsel need express no view) and the Final Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1939 Act.

(ii) No information has come to their attention that causes them to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, and Exhibit 25 thereto, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) No information has come to their attention that causes them to believe that the Preliminary Prospectus Supplement, including the documents incorporated by reference therein, considered together with the Final Term Sheet (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, and Exhibit 25 thereto, as to which such counsel need express no view), as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) No information has come to their attention that causes them to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, and Exhibit 25 thereto, as to which such counsel need express no view), at the date thereof or the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) At the applicable Closing Time, you shall have received a signed opinion and disclosure letter of U.S. counsel for the Underwriters, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to you.

(e) At the applicable Closing Time, you shall have received a signed opinion of English solicitors for the Underwriters, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to you.

(f) At the applicable Closing Time, (i) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or general affairs of the Company and its subsidiaries (considered as one enterprise) and (ii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time pursuant to this Agreement, the applicable Terms Agreement and the Designated Indenture. At the applicable Closing Time, you shall have received a certificate of any authorized director or executive officer of the Company, dated as of the applicable Closing Time, to such effect, as well as to the effect that each of the representations and warranties of the Company set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the applicable Closing Time.

(g) If such letter is being delivered less than 135 days after the date of the accountants’ last audit of the Company’s financial statements or their last review under SAS 100, on the date the applicable Terms Agreement is executed by the Company, you shall have received from PricewaterhouseCoopers LLP (or any successor thereto that is responsible for the audit of the Company’s financial statements) (the “Auditor”), a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h) At the applicable Closing Time, you shall have received from the Auditor a letter, in form and substance satisfactory to you and dated as of the applicable Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than five days prior to the applicable Closing Time.

(i) At the Closing Time, U.S. counsel and English solicitors for the Underwriters shall have been furnished with all such documents, certificates, resolutions and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated in this Agreement and the matters referred to in Sections 8(d) and 8(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to U.S. counsel and English solicitors for the Underwriters.

(j) Subsequent to the Execution Time, no downgrading shall have occurred in the rating accorded the Offered Securities by any rating agency which rating was included in the applicable Final Term Sheet.

(k) Subsequent to the Execution Time, there shall not have been any change in U.S. or U.K. taxation directly and materially adversely affecting U.S. purchasers of the Offered Securities or the imposition of exchange controls by the United States or the United Kingdom directly and materially affecting the Company’s ability to pay interest or dividends in U.S. dollars.

(l) The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act).

(m) At the applicable Closing Time, you shall have received a certificate of any officer of the Company, dated as of the applicable Closing Time, in relation to certain financial data included in the Disclosure Package or the Final Prospectus Supplement, in form and substance reasonably satisfactory to you.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the applicable Terms Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 7 herein. Notwithstanding any such termination, the provisions of Sections 10, 11 and 12 herein shall remain in effect.

SECTION 9. Conditions to Purchase of Option Securities. In the event that the Company grants to the Underwriters the option described in Section 2 to purchase all or any of the Option Securities, the Underwriters exercise such option and the Date of Delivery determined by you after consultation with the Company pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Securities that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

(a) The Registration Statement shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) At the Date of Delivery, the provisions of Section 8(f) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of any authorized director or executive officer of the Company, dated as of the Date of Delivery, to such effect.

(c) At the Date of Delivery, you shall have received signed opinions from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel and English solicitors for the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in each case in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions required by Sections 8(b) and 8(c).

(d) At the Date of Delivery, you shall have received the signed opinions of U.S. counsel for the Underwriters, and English solicitors for the Underwriters, dated as of the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions required by Sections 8(d) and 8(e), respectively.

(e) At the Date of Delivery, you shall have received a letter from the Auditor in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to Section 8(g) and 8(h), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

(f) At the Date of Delivery, U.S. counsel and English solicitors for the Underwriters shall have been furnished with all such documents, certificates, resolutions and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Option Securities as contemplated in this Agreement and the matters referred to in Sections 8(d) and 8(e) in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to U.S. counsel and English solicitors for the Underwriters.

SECTION 10. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the Disclosure Package or the Final Prospectus Supplement or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based on any such untrue statement or omission, or any such alleged untrue statement or omission, provided such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Disclosure Package or the Final Prospectus Supplement.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (including its authorized representative) its agent for service of process in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Disclosure Package or the Final Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Disclosure Package or the Final Prospectus Supplement.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 11. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 10 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Offered Securities received by the Company on the one hand and by such Underwriters on the other hand, taking into account the portion of the proceeds of such offering realized by each, provided that, if the Offered Securities are offered by Underwriters at an initial public offering price set forth in a supplement to the Prospectus, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such supplement bears to the initial public offering price appearing therein and the company shall be responsible for the balance; provided, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Underwriter or any person controlling such Underwriter shall be obliged to contribute any amount or amounts hereunder which the aggregate exceeds the total price of the Offered Securities purchased by such Underwriter under this Agreement and the Terms Agreement, less the aggregate amount of any damages which such underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or substantially similar claim. For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement (including its authorized representative), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 12. Representations Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for any Offered Securities.

SECTION 13. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company by the Underwriter or the Underwriters designated as the lead underwriter(s) with respect to an offering of Securities on behalf of the Underwriters at any time at or prior to the Closing Time, if prior to such time there has occurred any (A)(1) suspension of trading in any securities issued by the Company (other than in connection with a redemption of securities), or (2) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange or the London Stock Exchange plc or the United States over-the-counter market or the establishment of minimum prices on either of such exchanges or such market in any of the foregoing cases by the Commission or such exchange or other regulatory or governmental body having jurisdiction, (B) declaration of a general moratorium on commercial banking activities in New York or England by either Federal or New York State or English authorities, (C) outbreak or escalation of hostilities involving the United States or the United Kingdom, declaration of a national emergency or war by the United States or the United Kingdom or any other substantial international calamity or crisis or (D) material adverse change in the existing financial, political or general economic conditions in the United States or the United Kingdom, including any effect of international conditions on such conditions in the United States or the United Kingdom, that, in the reasonable judgment of the Underwriters is material and adverse and in the case of any of the events specified in clauses (C) or (D), such event singly or together with any other such event makes it, in the reasonable judgment of the Underwriters, impracticable to market or sell the Offered Securities on the terms and in the manner contemplated herein.

SECTION 14. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities that it or they are obligated to purchase pursuant to the applicable Terms Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the total number of Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the total number of the Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus (including any supplement thereto) or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section.

SECTION 15. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the number of Offered Securities that it is obligated to sell pursuant to the applicable Terms Agreement, then the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 7 hereof and except that the provisions of Sections 10, 11 and 12 hereof shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 16. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Underwriters shall be directed to you c/o [●]; and notices to the Company shall be directed to it at 8 Canada Square, London E14 5HQ, attention of the Group Treasurer.

SECTION 17. Arm’s Length Transaction. The Company acknowledges and agrees that: (a) the purchase and sale of the Offered Securities pursuant to this Agreement and the applicable Terms Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. Submission to Jurisdiction. The Company irrevocably agrees that any suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Agreement, the Designated Indenture or any applicable Terms Agreement or the transactions contemplated hereby or thereby may be instituted in any state or federal court in the City of

New York, New York, and to the fullest extent permitted by law irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed HSBC North America Holdings Inc., 452 Fifth Avenue, New York, New York 10018-2706 (Attention: General Counsel) as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the City of New York, New York, by any Underwriter or by any person who controls any Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement or any Terms Agreement may be instituted by any Underwriter in any competent court in the United Kingdom.

SECTION 20. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof.

Very truly yours,

HSBC HOLDINGS PLC

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

[ ]

By:	[ ]

By:
Name:
Title:

Annex I

HSBC HOLDINGS PLC

[Title of Offered Securities]

TERMS AGREEMENT

Dated: [●]

To:	HSBC Holdings plc

8 Canada Square

London E14 5HQ, England

Attention: [●]

Gentlemen and Ladies:

We, the Underwriters named in Schedule II hereto (the “Underwriters”), understand that HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement – Standard Provisions, a copy of which is attached hereto as Annex B (the “Underwriting Agreement”), to issue and sell $[●] aggregate principal amount of its [Title of Offered Securities] (the “Offered Securities”). This Agreement is an applicable Terms Agreement referred to in the Underwriting Agreement, which is incorporated by reference herein in its entirety and made a part hereof.

The definition of “Initial Sale Time” shall be amended to read “shall mean [●] (Eastern Time) on the date of the execution of the relevant Terms Agreement or as otherwise specified therein.”

The Company has prepared an issuer free writing prospectus in the form of a term sheet (attached as Schedule I hereto) with respect to the Offered Securities (the “Issuer Term Sheet”) and will file such Issuer Term Sheet with the Securities and Exchange Commission pursuant to Rule 433 under the Securities Act of 1933, as amended, not later than the time specified by such Rule.

Annex A hereto is the agreed form of the letter of [Name of the Auditor] that is contemplated by Section 8(g) of the Underwriting Agreement in relation to the Offered Securities.

Subject to the terms and conditions set forth herein, in Schedule I hereto or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective amounts of Offered Securities set forth in Schedule II hereto at the Net Price set out in Schedule I hereto.

Any action by the Underwriters hereunder may be taken by [Name of Representative], on behalf of the Underwriters, and any such action taken by [Name of Representative] shall be binding upon the Underwriters.

For itself and on behalf of the underwriters named in Schedule III hereto

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

Accepted:

HSBC HOLDINGS PLC

By:
Name:
Title:

SCHEDULE I

HSBC Holdings plc

[Title of Offered Securities]

Pricing Term Sheet:

Issuer:	HSBC Holdings plc

Sole Book-Running Manager:	[●]

Joint Lead Managers (no books):	[●]

Co-Managers:	[●]

Structure:	[●]

Issuer Ratings:	[●]

Expected Issue Ratings:*	[●]

Pricing Date:	[●]

Settlement Date:	[●]

Maturity Date:	[●]

Form of Offering:	SEC Registered Global

Selling Restrictions:	[●]

Notice to Investors:	[●]

Transaction Details:

Principal Amount:	$[●]

Benchmark Treasury:	UST [ ]% due [ ] 2024

Treasury Yield:	[●]%

Treasury Price:	[●]

Re-offer Spread:	UST + [●] basis points

Coupon:	[●]%

Re-offer Yield:	[●]%

Issue Price:	[●]%

Gross Fees:	[●]%

Net Price:	[●]%

Total Proceeds to Issuer:	$[●]

Interest Payment Dates:	[●]

Call Features:	[●]

Redemption Features:	[●]

Governing Law	[●]

Day Count Convention:	[●]

Minimum Denominations:	[●]

Documentation:	[●]

Listing:	[●]

Paying Agent:	HSBC Bank USA, National Association.

Calculation Agent:	[●]

Trustee:	The Bank of New York Mellon, London Branch.

CUSIP:	[●]

ISIN:	[●]

*  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-811-8049.

SCHEDULE II

Name of Underwriter	Principal Amount of Offered Securities
[●]	[●]
Total	[●]

SCHEDULE III

Name of Underwriter

[●]

ANNEX A

ANNEX B